                                                                   EXHIBIT 10.23

                                                                  EXECUTION COPY

==============================================================================

                           SECOND AMENDED AND RESTATED

                         REGISTRATION RIGHTS AGREEMENT

                                  by and among

                            AMERICASDOCTOR.COM. INC.,

                         MEDICAL ADVISORY SYSTEMS, INC.,

                        PREMIER RESEARCH WORLDWIDE, LTD.,

                    TULLIS-DICKERSON CAPITAL FOCUS II, L.P.,
                          TD ORIGEN CAPITAL FUND, L.P.,
                         TD JAVELIN CAPITAL FUND, L.P.,
                     GE CAPITAL EQUITY INVESTMENTS, INC. and

                                  SCOTT RIFKIN

                            Dated as of June 1, 1999

==============================================================================

                               TABLE OF CONTENTS

SECTION 1. Definitions .....................................................   2
SECTION 2. Methodology for Calculations ....................................   7
SECTION 3. Corporate Governance ............................................   8
  3.1.  Composition of the Board ...........................................   8
  3.2. Committees ..........................................................  10
  3.3.  Vacancies: Removal .................................................  10
  3.4.  Directors' Indemnification .........................................  10
  3.5.  Irrevocable Proxy ..................................................  11
  3.6.  Expenses ...........................................................  11
  3.7.  Cooperation ........................................................  12
SECTION 4. Restrictions on Transfers of Stock ..............................  12
SECTION 5. Management Shareholders .........................................  13
SECTION 6. Right of First Offer ............................................  18
SECTION 7. Tag-Along Rights ................................................  20
SECTION 8. Issuance Rights .................................................  21
SECTION 9. Holdback Agreement; Adjustments .................................  22
SECTION 10. Certain Covenants ..............................................  22
   10.1. Inspection ........................................................  22
   10.2. Financial Statements ..............................................  23
   10.3. Use of Proceeds ...................................................  24
   10.4. Information Covenant ..............................................  24
   10.5. Permitted Activities and Proceeds .................................  25
   10.6. Regulatory Compliance Cooperation .................................  25
   10.7. Management Rights .................................................  25
   10.8. System of Accounting ..............................................  26
   10.9. Board Observation Right ...........................................  26
   10.10. Reservation of Conversion Stock ..................................  26
   10.11. Employee Confidentiality Agreements ..............................  26
   10.12. Amendment of Employee Stock Option Plan ..........................  26
SECTION 11. Conflicting Agreements .........................................  27
SECTION 12. Legend .........................................................  27
SECTION 13. Representations and Warranties .................................  28
SECTION 14. Duration of Agreement ..........................................  29
SECTION 15. Further Assurance ..............................................  29
SECTION 16. Amendment and Waiver ...........................................  29
SECTION 17. Severability ...................................................  29
SECTION 18. Entire Agreement ...............................................  30
SECTION 19. Successors and Assigns .........................................  30
SECTION 20. Counterparts ...................................................  30
SECTION 21. Remedies .......................................................  30

SECTION 22. Notices ........................................................  31
SECTION 23. Governing Law ..................................................  31
SECTION 24. Miscellaneous ..................................................  32
SECTION 25. Construction ...................................................  32

                                                                  EXECUTION COPY

                           SECOND AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT

      SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") made and entered into as of this 1st day of June, 1999, among AMERICASDOCTOR.COM. INC., a Delaware corporation (the "Company"), and MEDICAL ADVISORY SYSTEMS, INC., a Delaware corporation ("Medical Advisory Systems"), PREMIER RESEARCH WORLDWIDE, LTD., a Delaware corporation ("Premier"), and TULLIS-DICKERSON CAPITAL FOCUS II, L.P., a Delaware limited partnership, TD ORIGEN CAPITAL FUND, L.P., a Delaware limited partnership, TD JAVELIN CAPITAL FUND, L.P., a Delaware limited partnership (collectively, "TD"), THE WYNDHURST CAPITAL GROUP, LLC, a Maryland limited liability company ("Wyndhurst") and GE CAPITAL EQUITY INVESTMENTS, INC., a Delaware corporation ("GE"; each of Medical Advisory Systems, Premier, TD, Wyndhurst and GE are referred to herein as a "Holder" and collectively as the "Holders").

                                   BACKGROUND

      On July 2, 1998, the Company entered into a Registration Rights Agreement (the "Old Registration Rights Agreement") with each of Medical Advisory Systems and Premier in connection with the purchase by Medical Advisory Systems of 50,000 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), and the purchase by Premier of 50,000 shares of the Company's Common Stock.

      On February 1, 1999, TD purchased 133,333 shares of the Company's Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), and a Common Stock warrant pursuant to a Securities Purchase Agreement dated as of February 1, 1999 among the Company and TD, and subject to the terms and conditions contained in the Amended and Restated Shareholders' and Voting Agreement by and among the Company, Medical Advisory Systems, Premier, Scott Rifkin and TD (the "Restated Shareholders' Agreement").

      In connection with TD's investment in the Series A Preferred Stock, the Company agreed to provide to TD certain registration rights, and Medical Advisory Systems and Premier agreed to amend and restate their registration rights and supersede the terms of the Old Registration Rights Agreement (the "Restated Registration Rights Agreement").

      GE and TD are purchasing 113,327 shares of the Company's Series B Redeemable Convertible Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock"), and certain Common Stock and Series B Preferred Stock warrants (the "Warrants") pursuant to a Securities Purchase Agreement dated the date hereof among the Company, GE and TD, and subject to the terms and conditions contained in the Second Amended and Restated Shareholders' and Voting Agreement by and among the Company, Medical Advisory Systems, Premier, TD, GE and Scott Rifkin (the "Current Shareholders' Agreement").

      In connection with GE's investment in the Series B Preferred Stock, the Company has agreed to provide GE certain registration rights, and Medical Advisory Systems, Premier and TD have agreed to amend and restate their registration rights and supersede the terms of the Restated Registration Rights Agreement and to add Wyndhurst as a party. Notwithstanding any provision or right granted to Holders in this Agreement, each Holder is bound by any and all restrictions on registration and transfer contained in the Current Shareholders' Agreement.

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the Company and Holders, intending to be legally bound, hereby agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

      In addition to the other terms defined in this Agreement, the following terms shall be defined as follows:

      "Business Day" means any day on which the NYSE is open for trading.

      "Company IPO" means the initial underwritten public offering of the Company's shares of Common Stock or any other securities of the Company that are convertible into or exchangeable for Common Stock of the Company which becomes registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended.

      "Effective Period" means the 5-year period commencing on the earlier to occur of (i) June 1, 2001 and (ii) the 180th day after the closing date of the Company IPO and ending on the 5th anniversary of the Company IPO.

      "Fair Market Value" means the average of the closing price per share for the Registrable Securities as to which a registration is being effected as reported on the NYSE Composite Transactions Tape for the 20 consecutive trading days immediately prior to the applicable date of determination, or, if such securities are not then listed and traded on the NYSE, the closing price for such securities for such period on the principal national securities exchange (or market) on which they are then traded as reported in the principal consolidated transaction reporting system with respect to securities listed on such exchange (or market) or, if such securities are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Board of Directors of the Company. The term "trading day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

      "NYSE" means the New York Stock Exchange.

      "Person" means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

      "Registrable Security(ies)" means (i) all shares of Common Stock held by Holders not previously sold to the public or issuable to Holders upon conversion of the Series A Preferred Stock or warrants issued in connection with the original issue of the Series A Stock or Series B Preferred Stock or Warrants or any other options or warrants held by such holders and (ii) any additional shares of Common Stock or other equity securities of the Company that may be issued to Holders in respect of or in exchange for any such shares by way of a distribution, in connection with a combination, split, exchange, reorganization, recapitalization or reclassification of the Company's securities, or pursuant to a merger, division, consolidation, liquidation or other similar business transaction or combination involving the Company; provided that as to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, or (ii) when in the opinion of counsel to the Company (which counsel shall be reasonably acceptable to such Holder) such securities are permitted to be distributed pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act without volume restrictions or are otherwise freely transferable to the public without further registration under the Securities Act, or (iii) when such securities shall have ceased to be issued and outstanding, or (iv) the end of the Effective Period; and, in the case of clause (ii), the Company, upon request of any Holder, shall have delivered to such Holder a written opinion of counsel to the Company (which counsel shall be reasonably acceptable to such Holder) to such effect.

      "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s), accountants, and experts in connection with the registration under the Securities Act of Registrable Securities; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto, and the mailing and delivering of copies thereof to the underwriters and dealers, if any; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements, and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of; (iv) the fees and expenses incurred in connection with the listing of Registrable Securities on each securities exchange on which the

Company securities of the same class are then listed; and (v) the fees and/or disbursements of one special counsel for the Holders; provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall not include Selling Expenses.

      "SEC" means the United States Securities and Exchange Commission, or such other federal agency at the time having the principal responsibility for administering the Securities Act.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

      "Selling Expenses" shall mean, with respect to any registration pursuant to this Agreement, any underwriting discounts or commissions attributable to Registrable Securities or counsel fees, if any, in excess of the expenses of one special counsel for the Holders.

SECTION 2. REGISTRATION RIGHTS.

      This Agreement shall become effective immediately and shall terminate upon the performance by the Company of the last of its obligations hereunder.

SECTION 3. REQUIRED REGISTRATION.

      (a) Subject to Section 3(c), at any time during the Effective Period (but in no event earlier than the 180th day following the closing date of the Company
IPO), if the Company shall receive from the holders of no less than (i) 40% of the outstanding Registrable Securities or (ii) a majority of the Registrable Securities issued or issuable upon conversion of (x) the Series A Preferred Stock or (y) the Series B Preferred Stock issued on the date hereof, a written request that the Company register under the Securities Act all or any portion of the Registrable Securities held by (or then issuable to) Holders for sale in the manner specified in such notice (including, but not limited to, an underwritten public offering), the Company shall promptly give notice thereof to all Holders of Registrable Securities. Each Holder shall have the right, by giving notice to the Company within 15 days following receipt by it of such notice from the Company, to elect to have included in such registration such of its Registrable Securities as such Holder shall request in such notice of election, subject to
Section 3(c). Such notice to the Company from the Holders shall specify the number of Registrable Securities for which registration is requested, the proposed manner of disposition of such Securities, and the minimum price per share at which Holders would be willing to sell such securities in an underwritten offering. The Company shall use its reasonable best efforts to effect registration of the Registrable Securities specified in such notices, provided, that the Company shall not be required to effect a registration pursuant to this Section 3(a) unless the Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of underwriters discounts and expenses of sale) of at least $5,000,000. If a majority in aggregate amount of the Registrable Securities to be included in such offering shall have requested that such offering be underwritten, the managing underwriter for such offering shall be chosen by the Company with the written consent of the holders of a majority of the aggregate Registrable Securities being registered, which consent shall not be unreasonably withheld. On or before the

45th day prior to the anticipated filing date specified in writing by the Company to the Holders, the Holders may give written notice to the Company and the managing underwriter specifying either that (A) Registrable Securities of Holders are to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters under such registration or (B) such Registrable Securities are to be registered pursuant to such registration statement and sold in the open market without any underwriting on terms and conditions comparable to those normally applicable to offerings in reasonably similar circumstances, regardless of the method of disposition originally specified in Holders' request for registration. The Company shall not be obligated to file more than three Registration Statements pursuant to this
Section 3(a); provided that a request shall not be counted for this purpose if
(i) the Company elects to sell stock pursuant to a registration at the same time as the registration requested hereunder and less than all the Registrable Securities for which registration was requested are included, (ii) the registration statement does not become effective, or (iii) the requesting holders are not able to sell at least 90% of the Registrable Securities requested to be included in such registration statement. The Company shall use its reasonable best efforts to cause such registration statement to become effective within 90 days after its filing.

      (b) In the event that the Company shall receive from the holders of no less than (i) 40% of the outstanding Registrable Securities or (ii) a majority of the Registrable Securities issued or issuable upon conversion of (x) the Series A Preferred Stock or (y) the Series B Preferred Stock issued on the date hereof, a written request that the Company effect any registration with respect to Registrable Securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities, the Company shall promptly give notice thereof to all holders of Registrable Securities. Each Holder shall have the right, by giving notice to the Company within 15 days following receipt by it of such notice from the Company, to elect to have included in such registration such of its Registrable Securities as such Holder shall request in such notice of election, subject to Section 3(c). The Company shall use its reasonable best efforts to effect registration of the Registrable Securities specified in such request and notice of election; provided that the Company shall not be required to effect a registration pursuant to this Section 3(b) unless Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of at least $2,500,000; and provided, further, that the Company shall not be required to effect more than two (2) such registrations pursuant to this Section 3(b) within twelve months of the effective date of any prior registration pursuant to this Section 3.

      (c) Notwithstanding any other provision of this Agreement, the Company shall have the right to defer the filing or effectiveness of a registration statement relating to any registration requested under this Section 3 for a reasonable period of time not to exceed 90 days if (A) the Company is, at such time, working on an underwritten public offering of Common Shares and is advised by its managing underwriter(s) that such offering would in its or their opinion be adversely affected by such filing; or (B) a prior registration statement of the Company was declared effective by the SEC less than 120 days prior to the anticipated effective date of the requested registration; or (C) the Company in good faith determines that such filing or the offering of any Registrable Securities would (1) materially impede, delay or interfere with any material proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or (2) require the disclosure of non-public material information, the disclosure of which would materially and adversely affect the Company or any such transactions contemplated by the Company.

      (d) In the event that the underwriter's representative limits the number of shares to be included in a registration pursuant to Section 3(a) or (b), each Holder requesting registration shall be entitled to include a portion of the Registrable Securities requested to be included in such registration pro rata (based on the number of shares held). In such event, such registration shall not be counted for the registration for purposes of Section 3(a) or 3(b), as the case may be, if such registration does not include at least 90% of the Registrable Securities requested to be included in such registration statement pursuant to Section 3(a) or 3(b), as the case may be.

      (e) A registration pursuant to Section 3(a) or (b) may include securities other than Registrable Securities included in such registration only with the prior consent of the holders of 50% of the Registrable Securities requesting such registration; provided, that the Company may include its Common Stock in such registration without such consent so long as such inclusion does not prevent in any manner whatsoever the holders of Registrable Securities from including in such registration all of the Registrable Securities that such Holders elected to so include pursuant to Section 3(a) or 3(b), as the case may be.

      (f) Notwithstanding any other provision of this Agreement, Holders may elect by written notice to the Company and the managing underwriters, if any, to withdraw any Registrable Securities from any registration effected under this
Section 3 up to the effective date of the registration statement.

      (g) The Holders agree that, in exercising their rights under Section 3, they will permit the registration of the Registrable Securities on such forms issued by the Commission as will minimize the Company's time and expense in effecting such registration without affecting the liquidity afforded by such registration or otherwise adversely affecting the Holders, in each case as reasonably determined by the Holders. If, for example, the Holders wish to register Registrable Securities pursuant to Section 3(a) at a time when the Company is eligible to use Form S-3 for purposes of registering such Registrable Securities, the Holders will permit the Company to fulfill its obligations under
Section 3(a) by effecting such registration on Form S-3; provided, however, that nothing in this Section 3(g) will permit the Company to fulfill such obligation by using Form SB-1, SB-2 or similar forms limited to "Small Business Issuers," without the consent of the holders of at least 50% of the Registrable Securities.

SECTION 4. INCIDENTAL REGISTRATION.

      (a) If the Company proposes at any time during the Effective Period to register any shares of Common Stock or other securities issued by it having terms substantially similar to Registrable Securities ("Other Securities") for public sale under the Securities Act (whether proposed to be offered for sale by the Company or by any other Person) on a Form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice (which notice shall specify the intended method or methods of disposition) to the Holders of its intention to do so, and upon the written request of any Holder delivered to the Company within fifteen (15) Business Days after the giving of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder) the Company will use all reasonable efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been requested by Holders to register; provided, however, that:

            (i) if, at any time after giving such written notice of its intention to register Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Other Securities, the Company may, at its election, give written notice of such determination to Holders requesting registration under Section 4(a) and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 12, without prejudice, however, to the rights (if any) of Holders to request that such registration be effected as a registration under Section 3);

            (ii) the Company will not be required to effect any registration pursuant to this Section 4 if the Company shall have been advised in writing (with a copy to Holders) by a nationally recognized investment banking firm selected by the Company that, in such firm's opinion, a registration of Registrable Securities at that time may interfere with an orderly sale and distribution of or materially and adversely affect the price of such offering; provided, however, that if an offering of some but not all of the Registrable Securities requested to be registered by Holders and all other Persons having rights to include securities held by them in such registration would not adversely affect the Company's scheduled offering in the opinion of such firm, first, the aggregate number of shares requested to be included in such offering by Holders other than GE, TD and their assignees and by any other Persons exercising "piggyback" rights in such registration shall be reduced pro rata (in accordance with the proportion that the Fair Market Value of all securities proposed to be included in such registration by such Holders and other Persons bears to the Fair Market Value of all securities proposed to be included in such registration by such Holders and other Persons), and second, thereafter, if necessary, the aggregate number of Registrable Securities requested to be included in such offering by GE, TD and their assignees shall be reduced pro rata in the same manner as set forth above. Unless all Registrable Securities and such other piggybacking shares requested to be included in such registration are so included, no other securities may be included in the registration statement.

            (iii) the Company shall not be required to give notice of, or effect any registration of Registrable Securities under this Section 4 incidental to, the registration of any of its securities in connection with mergers, consolidations, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefits or compensation plans.

      (b) No registration of Registrable Securities effected under this Section 4 shall relieve the Company of its obligations (if any) to effect registrations of Registrable Securities pursuant to Section 3.

      (c) The obligations of the Company to register any Registrable Securities held by Holders in accordance with this Section 4 shall expire on the last day of the Effective Period.

SECTION 5. HOLDBACKS AND OTHER RESTRICTIONS.

      Each of the Holders hereby covenants and agrees with the Company that , for a period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company (such period not to exceed 180 days) following the effective date of the first registration statement of the Company filed under the Securities Act which covers securities to be sold on the Company's behalf to the public in an underwritten offering, it shall not, to the extent requested by the Company and its underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Registrable Securities included in such registration; provided, however, that such agreement shall not be required unless all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) or purchasing Common Stock of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

SECTION 6. REGISTRATION PROCEDURES.

      If and whenever the Company is required by the provisions of this Agreement to effect or cause a registration as provided in this Agreement, the
Company:

      (a) Will use its reasonable best efforts to cause such registration statement to become and remain effective under the Securities Act until the earlier of such time as all such Registrable Securities have been disposed of in accordance with the method of disposition or the expiration of 150 days after such registration becomes effective, as such period may be extended pursuant to
Section 6(h) or Section 8 hereto;

      (b) Prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period of time as is necessary to complete the offering and the distribution of the securities covered thereby (but in no event longer than 150 days after such registration statement becomes effective) as such period may be extended pursuant to Section 6(h) or Section 8 hereto;

      (c) Comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the period during which any such registration statement is required to be in effect;

      (d) Furnish to Holders and any underwriter of Registrable Securities, (i) such number of copies (including manually executed and conformed copies) of such registration statement and or each amendment thereof and supplement thereto (including all annexes, appendices, schedules and exhibits), (ii) such number of copies of the prospectus used in connection with such registration statement (including each preliminary prospectus, any summary prospectus and the final prospectus), and (iii) such number of copies of other documents, in each case as Holders or such underwriter may reasonably request;

      (e) Use reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Holders or any underwriter shall reasonably request, and do any and all other acts and things which may be reasonably requested by Holders or such underwriter to consummate the offering and disposition of Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business as a foreign corporation or as dealer in securities, subject itself to taxation, or consent to general service of process in any jurisdiction wherein it is not then so qualified or subject;

      (f) Use, as soon as practicable after the effectiveness of the registration statement, reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with, or approved by, such other public, governmental or regulatory authorities as may be necessary to facilitate the disposition of such Registration Securities;

      (g) Use reasonable best efforts to list the Registrable Securities covered by such registration statement on any securities exchange on which any securities of the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange;

      (h) Notify Holders promptly and, if requested by Holders, confirm such notification in writing, (i) when a prospectus or any prospectus supplement has been filed with the SEC, and, with respect to a registration statement or any post-effective amendment thereto, when the same has been declared effective by the SEC, (ii) of the issuance by the SEC of any stop order or the initiation of any proceedings for such or a similar purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the occurrence of any event which requires the making of any changes to a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to the state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall promptly prepare and furnish to Holders a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (v) of the Company's determination that the filing of a post-effective amendment to the Registration Statement shall be necessary or appropriate. Upon the receipt of any notice from the Company of the occurrence of any event of the kind described in clause (iv) of this Section 6(h), Holders shall forthwith discontinue any offer and disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Holders shall have received copies of a supplemented or amended prospectus which is no longer defective as contemplated by clause (v) of this Section 6(h) and, if so directed by the Company, shall deliver to the Company, at the Company's expense, all copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities which are then in Holder's possession. If the Company shall provide any notice of the type referred to in the preceding sentence, the period during which the registration statements are required to be effective shall be extended by the number of days from and including the date such notice is provided, to and including the date when Holders shall have received copies of the corrected prospectus contemplated by clause (v) of this Section 6(h);

      (i) Enter into such agreements and take such other appropriate actions as are customary and reasonably necessary to expedite or facilitate the disposition of such Registrable Securities, and in that regard, deliver to Holders such documents and certificates as may be reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities being sold or, as applicable, the managing underwriters, to evidence the Company's compliance with this Agreement;

      (j) Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least 3 days prior to any sale of Registrable Securities to the underwriters; and

      (k) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

SECTION 7. UNDERWRITING.

      (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration hereunder, the Company will enter into and perform its obligations under an underwriting agreement with the underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary provisions relating to indemnities and contribution and the provision of opinions of counsel and accountants' letters. If

Registrable Securities are to be distributed by such underwriters on behalf of Holders, Holders shall, subject to Section 7(b), be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Holders. Notwithstanding the foregoing, Holders may elect, prior to the effective date of the registration statement filed in connection with such registration, not to register such Registrable Securities in connection with any registration.

      (b) If any registration pursuant to Section 4 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Registrable Securities requested to be registered pursuant to Section 4 to be included in such underwriting on the same terms and conditions as shall be applicable to the securities being sold through underwriters under such registration. In such case, Holders shall be a party to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnities and contribution. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Holders.

      (c) In any offering of Registrable Securities pursuant to a registration hereunder, Holders shall also enter into such agreements as may be customary in such transactions, including, among other provisions, such representations and warranties as Company or the underwriters of such offering may reasonably request (including, without limitation, such concerning Holders, the Registrable Securities, Holder's intended plan of distributions and any other information supplied by the Holders to Company for use in such registration statement), and customary provisions relating to indemnities and contribution.

      (d) It shall be a condition precedent of the Company's obligations under
Section 3 and 4 of this Agreement to any Holder that such Holder furnish to the Company such information regarding the Holder, the Registrable Securities held by it and the distribution proposed by the Holder as the Company may reasonably request to effect any such registration and as are customarily provided by selling stockholders.

      (e) The Company shall have no obligation with respect to any registration requested pursuant to Section 3(a) or 3(b) hereof if, due to the failure of any Holder or Holders to provide the information requested pursuant to this Section 7, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 3(a) or 3(b), as applicable.

SECTION 8. INFORMATION BLACKOUT.

      (a) At any time when a registration statement effected pursuant to Section 3(b) relating to Registrable Securities is effective, upon written notice from the Company to Holders that the Company has determined in good faith that sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information having an adverse effect on the Company (an "Information Blackout"), Holders shall suspend sales of Registrable Securities pursuant to such registration statement until the earlier of:

            (i) 60 days after the Company make such good faith determination, and

            (ii) such time as the Company notifies the Holders that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such registration statement may otherwise be resumed (the number of days from such suspension of sales by the Holders until the day when such sale may be resumed hereunder is hereinafter called a "Sales Blackout Period").

      (b) Any delivery by the Company of notice of an Information Blackout during the forty-five (45) days immediately following effectiveness of any registration statement effected pursuant to Section 3(b) hereof shall give the holders of a majority of the Registrable Securities being sold the right, by written notice to the Company within twenty (20) Business Days after the end of such Information Blackout Period, to cancel such registration, in which event Holders shall have one additional registration right under Section 3(b) in such fiscal year.

      (c) If there is an Information Blackout and the cancellation right, if any, pursuant to (b) above, is not available or exercised, the time period set forth in Section 6(a) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

SECTION 9. RULE 144.

      The Company shall take all actions reasonably necessary to comply with the filing requirements described in Rule 144(c)(1) so as to enable Holders to sell Registrable Securities without registration under the Securities Act.

SECTION 10. PREPARATION; REASONABLE INVESTIGATION, INFORMATION.

      In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, (a) the Company will give Holders and the underwriters, if any, and their respective counsel and accountants, drafts of such registration statements for their review and comment prior to filing and such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act and (b) as a condition precedent to including any Registrable Securities of Holders in any such registration, the Company may require the Holders to furnish the Company such information regarding the Holders and the distribution of such securities as the Company from time to time reasonably request in writing or as shall be required by law or the SEC in connection with any registration.

SECTION 11. INDEMNIFICATION AND CONTRIBUTION.

      (a) In the case of each offering of Registrable Securities made pursuant to this Agreement, the Company shall indemnify and hold harmless each Holder, its officers and directors, each underwriter of Registrable Securities so offered and each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act ("Holder Indemnitees"), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or shall arise out of or shall be based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the Registrable Securities are offered and relating to action or inaction required of the Company in connection with such offering; provided, that the Company shall not be liable to any Holder Indemnitee in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Holder for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein), or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holders and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Holder Indemnitee.

      (b) In the case of each offering of Registrable Securities made pursuant to this Agreement, each Holder shall indemnify and hold harmless the Company, its officers and directors and each person, if any who controls any of the foregoing within the meaning of the Securities Act and (if requested by the underwriters) each underwriter who participates in the offering and each person, if any, who controls any such underwriter within the meaning of the Securities Act (the "Company Indemnitees"), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement is contained in, or such fact is omitted from, information furnished in writing to the Company by or on behalf of such Holder for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein). The foregoing indemnity is in addition to any liability which Holders may otherwise have to any Company Indemnitee.

      (c) Each party indemnified under this Agreement shall, promptly after receipt of notice of any claim or other commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the claim or the commencement thereof; provided, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to an indemnified party on account of the indemnity agreement contained in this Agreement, unless the indemnifying party was prejudiced by such failure, and in no event shall it relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such a claim or action, and the indemnifying party shall not be liable to the indemnified party under this Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Holder Indemnitees shall have the right to employ one separate counsel to represent them if, in the reasonable judgment of Holder or such other person, it is advisable (by reason of actual or potential legal conflicts of interest) for them to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. If the Holder Indemnitees employ such separate counsel they will not enter into any settlement agreement which is not approved by the Company, such approval will not be unreasonably withheld. If the indemnifying party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the indemnifying party shall be responsible hereunder, shall be applied to or against the indemnified party, without the prior written consent of the indemnified party. If the indemnifying party does not assume the defense thereof, it shall be bound by any settlement to which the indemnified party agrees, irrespective of whether the indemnifying party consents thereto. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

      (d) If the indemnification agreements contained in Sections 11(a) and (b) are unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, each indemnifying party under such paragraphs, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect not only the relative benefits received by the Company, Holders and each underwriter from the offering of Registrable Securities, but also the relative fault of the Company, Holders and each underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits received by the Company, Holders and each underwriter from the offering of Registrable Securities. The relative benefits received by the Company, Holders and each underwriter shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and Holders and the total underwriting discounts and commissions received by each underwriter. The relative fault of the Company, Holders and each underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or, the omission or alleged omission to state a material fact relates to information supplied by the Company, Holders or an underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) The Company and Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 11(d).

SECTION 12. EXPENSES.

      In connection with any registration under Section 3 or Section 4, the Company shall pay all Registration Expenses; provided that Holders shall pay his or its pro rata share of the Selling Expenses.

SECTION 13. NOTICES.

      Except as otherwise provided below, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or maybe given to or served upon either of the parties hereto, or whenever either of the parties hereto, desires to provide to or serve upon the other party any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by telecopy, addressed as follows:

      (a) If to the Company, to:

            AmericasDoctor.com. Inc.
            11403 Cronridge Drive, Suite 200
            Owings Mills, MD 21117
            Phone: (410) 581-1189
            Fax:  (410) 581-1571

            With a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York  10017
            Attention:  Michael Nathan, Esq.
            Phone:
            Fax:

            And:

            Rifkin, Livingston, Levitan & Silver, LLC
            Harbor Court, Suite 200
            575 South Charles Street
            Baltimore, MD  21201
            Attention:  Jamie Eisenberg, Esq.
            Phone:
            Fax:

      (b) If to Holders, to:

            Medical Advisory Systems, Inc.
            8050 Southern Maryland Boulevard
            Owings, MD 20736
            Phone: (301) 855-4958
            Fax:  (301) 257-2704

            And:

            Premier Research Worldwide, Ltd.
            124 South 15th Street
            Philadelphia, PA  19102
            Phone: (215) 972-0420
            Fax:   (215) 972-8775

            And:

            Tullis-Dickerson Capital Focus II, L.P.
            One Greenwich Plaza, Third Floor
            Greenwich, CT  06830
            Attn:  Thomas P. Dickerson
            Phone:  (203) 629-8700
            Fax:  (203) 629-9293

            And:

            TD Origen Capital Fund, L.P.
            150 Washington Avenue
            Suite 201
            Santa Fe, NM  87501
            Attn:  J. Michael Schafer
            Phone:  (505) 982-7007
            Fax:  (505) 982-7008

            And:

            TD Javelin Capital Fund, L.P.
            2850 Cahaba Road, Suite 240
            Birmingham, AL  35223
            Attn:  Lyle A. Hohnke
            Phone:  (205) 870-4811
            Fax:  (205) 870-4822

            And:

            GE Equity Investments, Inc.
            120 Long Ridge Road
            Stamford, CT  06927
            Attn:  General Counsel
            Phone:  (203) 357-3100
            Fax:  (203) 357-3047

            With a copy to:

            Law Offices of Gloria M. Skigen
            One Greenwich Plaza, Third Floor
            Greenwich, CT  06830
            Phone:  (203) 861-1717
            Fax:  (203) 861-2498

            And:

            Fried, Frank, Harris, Shriver & Jacobson
            One New York Plaza
            New York, New York  10004
            Attn:  Warren S. de Wied, Esq.
            Phone:  (212) 859-8000
            Fax:  (212) 859-4000

or at such other address as may be substituted by notice delivered as provided herein. The furnishing of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly furnished or served on the party to which it is addressed, in the case of delivery in person or by telecopy, on the date when sent (with receipt personally acknowledged in the case of telecopied notice). Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

SECTION 14. ENTIRE AGREEMENT.

      This Agreement represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter, including, without limitation, the Old Registration Rights Agreement; and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by Company and the holders of 66 2/3% of the Registrable Securities.

SECTION 15. PARAGRAPH HEADINGS.

      The purpose of paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement.

SECTION 16. APPLICABLE LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 17. SEVERABILITY.

      If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

SECTION 18. EQUITABLE REMEDIES.

      The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with the terms and conditions or its otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

SECTION 19. NO WAIVER.

      The failure of any party at any time to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

SECTION 20. COUNTERPARTS.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

SECTION 21. NO INCONSISTENT AGREEMENTS.

      Without the prior consent of the holders of 66 2/3% of the Registrable Securities, Company will not enter into any agreement which conflicts with or is inconsistent with the terms and provisions hereof, unless under the terms of such agreement, such prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders which are included.

SECTION 22. SUCCESSORS AND ASSIGNS.

      This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without need for an express assignment, any subsequent holder of Registrable Securities.

                              (CONTINUED NEXT PAGE)

      IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                        AMERICASDOCTOR.COM. INC.

                                        By: /s/ Scott M. Rifkin, M.D.
                                            ------------------------------------

                                        Its: CEO


                                        MEDICAL ADVISORY SYSTEMS, INC.
                                        By: /s/ Ron Pickett
                                            ------------------------------------

                                        Its: President


                                        PREMIER RESEARCH WORLDWIDE, LTD.
                                        By: /s/ Joel Morganroth
                                            ------------------------------------

                                        Its: CEO

                                        TD ORIGEN CAPITAL FUND, L.P.

                                        By: TD II Regional Partners, Inc.,
                                            its general partner

                                             By: /s/ Thomas P. Dickerson
                                                ------------------------------
                                                Thomas P. Dickerson,
                                                Vice President


                                        TD JAVELIN CAPITAL FUND, L.P.

                                        By: JVP, L.P., its general partner

                                             By: JVP, Inc., its general partner

                                             By: /s/ Thomas P. Dickerson
                                                ------------------------------
                                                Thomas P. Dickerson,
                                                Vice President


                                        GE CAPITAL EQUITY INVESTMENTS, INC.

                                        By: /s/ Richard J. Miller
                                            ------------------------------------


                                        THE WYNDHURST CAPITAL GROUP, LLC

                                        By: /s/ Lewis S. Goodman
                                            ------------------------------------